UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2005

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2005 Performance Goals Under Annual Incentive Compensation Plan

On January 25, 2005, the Compensation Committee of the Company’s Board of Directors (the “Committee”) adopted Company performance criteria for the 2005 fiscal year under the Bausch & Lomb Incorporated Annual Incentive Compensation Plan (the “AICP”) (filed as Exhibit (10)-v to the Company’s Form 10-K for the year ended December 27, 2003, File No. 1-4105).  The AICP provides that management employees of the Company, including executive officers, may receive cash incentive awards based on the performance the Company, the performance of particular business units of the Company and individual performance of each AICP participant.  Under the AICP, the Committee establishes criteria for the Company objectives component of the performance goals, while the other components are established by certain executive officers of the Company.  The Committee also approves weighting of the Company objectives and the business unit objectives components for purposes of funding the bonus pool.

Pursuant to the Committee’s action, the Company objectives component of the 2005 performance goals for the AICP will be measured against achieving earnings per share and sales growth targets.

Amendment to AICP Plan Document

In addition, on January 25, 2005, the Committee amended the AICP plan document to clarify that a participant who retires before completing at least six months of service during a plan year will not be eligible to participate under the AICP.  However, a retiree that performs at least six months of service during a plan year will be entitled to a pro rata portion of his or her bonus to be paid in accordance with the AICP.

Accelerated Vesting of Stock Options for Retiring Director

On January 25, 2005, the Committee also adopted a proposal, to become effective April 26, 2005, to accelerate the vesting of stock options granted to John R. Purcell, a member of the Company’s Board of Directors (the “Board”).  The Company granted the stock options to Mr. Purcell under the Bausch & Lomb Incorporated 2003 Long-Term Incentive Plan.  The stock options were originally scheduled to vest in July 2005 but will instead vest upon Mr. Purcell’s retirement from the Board (as described in Item 5.02 below).  The Committee adopted the proposal in recognition of Mr. Purcell’s long standing service on, and outstanding contributions to, the Board.  Upon exercising the options, Mr. Purcell will be entitled to receive 2,926 shares of the Company’s common stock.

Annual Fee For Board’s Audit Committee Chair, Audit Committee Members, Chairs of Other Committees and Lead Director

On January 25, 2005, the Nominating and Governance Committee of the Board established the 2005 annual fees for the non-employee chairperson and members of the Board’s Audit Committee, the non-employee chairpersons of the Board’s other committees and the Lead Director of the Board.  The 2005 annual fees will take effect on April 26, 2005 and will be payable at the start of the term of the respective offices.  There was no increase in the annual fee for the Lead Director.  The annual fees for the other positions will be as follows:

Position	Annual Fee

Non-Employee Audit Committee Chair	$10,000

Non-Employee Member of Audit Committee	$5,000

Non-Employee Chairs of Other Committees	$7,500

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 25, 2005, John R. Purcell, a director of the Company, informed the Company that, having served on the Board since 1976, he plans to retire from his service on the Board, effective April 26, 2005.  As a result, Mr. Purcell will not stand for re-election to the Board when his term as a director expires on April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles
Senior Vice President and General Counsel

Date: January 28, 2005